EXHIBIT 99.1


FOR IMMEDIATE RELEASE                                  Contact: Laurie Parker
September 17, 1998                                              JuliAnne Forrest
                                                                (202) 333-0700


               PATHNET, INC. SECURES CONTRACT WITH THE BURLINGTON
                      NORTHERN AND SANTA FE RAILWAY COMPANY


(THE FOLLOWING STATEMENT SHOULD BE ATTRIBUTED TO DICK JALKUT, PRESIDENT AND CEO OF PATHNET, INC.)


WASHINGTON, D.C. -- "Pathnet has entered into an agreement with The Burlington Northern and Santa Fe Railway Company (BNSF) to participate in the upgrade of the railroad's existing internal communications network. Under the terms of the agreement, Pathnet will begin construction of approximately 500 route miles of digital backbone capacity from Chicago, Illinois to St. Paul, Minnesota."


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THIS PRESS RELEASE CONTAINS SOME MATTERS THAT ARE FORWARD-LOOKING STATEMENTS.
THE READER IS CAUTIONED THAT THESE FORWARD-LOOKING STATEMENTS, SUCH AS PLANS TO SIGN ADDITIONAL AGREEMENTS WITH PRIVATE NETWORK OPERATOR'S; OFFER SERVICES TO TELECOM SERVICE PROVIDERS; BUILDING A DIGITAL NETWORK; AND STATEMENTS REGARDING THE DEVELOPMENT OF PATHNET'S BUSINESS, AND OTHER STATEMENTS CONTAINED HEREIN REGARDING MATTERS THAT ARE NOT HISTORICAL FACTS, ARE ONLY PREDICTIONS. NO ASSURANCE CAN BE GIVEN THAT THE FUTURE RESULTS WILL BE ACHIEVED; ACTUAL EVENTS MAY DIFFER MATERIALLY AS A RESULT OF RISKS FACING PATHNET.